*TOTAL NUMBER OF PAGES:              AS FILED WITH THE SECURITIES AND EXCHANGE
INDEX TO EXHIBITS AT PAGE:                      COMMISSION ON JANUARY 22, 1999
                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------


                          CARDIOTHORACIC SYSTEMS, INC.

             (Exact name of Registrant as specified in its charter)
                             ----------------------

      Delaware                                        94-3228757
    ------------                         ------------------------------------
(State of incorporation)                 (I.R.S. Employer Identification No.)


                           10600 North Tantau Avenue
                          Cupertino, California  95014
   (Address, including zip code, of Registrant's principal executive offices)
                             ----------------------



                        1998 EMPLOYEE STOCK PURCHASE PLAN

                           (Full titles of the plans)
                             ----------------------

                         CardioThoracic Systems, Inc.
                           10600 North Tantau Avenue
                          Cupertino, California  95014
                                 (408) 342-1700
(Name, address, and telephone number, including area code, of agent for service)
                             ----------------------

                                   Copies to:
                          Christopher J. Ozburn, Esq.
                           WILSON SONSINI GOODRICH &
                                     ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300

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

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                     CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                                           Proposed         Proposed
                                                                            Maximum         Maximum        Amount of
         Title of Each Class of                   Amount to be          Offering Price     Aggregate     Registration
     Securities to be Registered (1)               Registered              Per Share     Offering Price       Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value (1)  . . . .        250,000 shares (2)    $6.6875(3)       $1,671,875      $464.7813
                                       TOTAL                                                              $465.00
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) This number represents the number of shares being registered pursuant to this Registration Statement which are issuable upon exercise of options which have not yet been granted under the 1998 Employee Stock Purchase Plan as of the date of this Registration Statement.

(3) Calculated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. Calculation based on the weighted average exercise price (rounded to the nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.

(4) This subtotal represents the number of shares authorized to be issued under the 1998 Employee Stock Purchase Plan.

                                        PART I

          INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.   PLAN INFORMATION

          The Registrant will provide the documents containing the information specified in this Item 1 as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.   REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

          The Registrant will provide the documents containing the information specified in this Item 2 as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                       PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INFORMATION INCORPORATED BY REFERENCE

          The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

(a) The Registrant's Annual Report on Form 10-K (the "Annual Report") for the fiscal year ended January 2, 1998 filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) The Registrant's definitive Proxy Statement dated September 28, 1998 filed in connection with the Registrant's 1998 Annual Meeting of Stockholders;

(c) The Registrant's definitive Proxy Statement dated April 9, 1998 filed in connection with the Registrant's 1998 Annual Meeting of Stockholders;

(d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended October 2, 1998, filed pursuant to Section 13 or 15(d) of the Exchange Act;

(e) The Registrant's Quarterly Report on Form 10-Q for the quarter ended July 3, 1998, filed pursuant to Section 13 or 15(d) of the Exchange Act;

(f) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 3, 1998, filed pursuant to Section 13 or 15(d) of the Exchange Act;

(g) The description of the Company's Preferred Share purchase rights contained in the Company's Registration Statement on Form 8-A12G filed on February 28, 1997 (File No. 000-27880).

(h) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on March 1, 1996.

          All documents subsequently filed with the Commission by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

          Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Certain members of Wilson Sonsini Goodrich and Rosati, Professional Corporation, and investment partnerships of which such persons are partners beneficially own 1,389 shares of the Registrant's Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act").

          The Registrant's Bylaws provide that the Registrant shall indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

          The Registrant has adopted provisions in its Certificate of Incorporation that limits the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

          The Registrant entered into indemnification agreements with its executive officers and directors containing provisions which are in some respects broader that the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature). These agreements also indemnify the directors and executive officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

Item 8.   EXHIBITS.

  Exhibit
   Number                            Document
-----------  -----------------------------------------------------------------
  5.1        Consent of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation

 10.2        1998 Employee Stock Purchase Plan and form of 1998 Employee Stock
             Purchase Plan Subscription Agreement thereunder.

 23.1        Consent of PricewaterhouseCoopers L.L.P., Independent Accountants.

 23.2        Consent of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation (contained in Exhibit 5.1 hereto).

                                      II-2


 24.1        Power of Attorney (see page II-4).

---------------------

Item 9.  UNDERTAKINGS.

(a)       The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on this 22nd day of January, 1999
                                   CardioThoracic Systems, Inc.

                                   By:   /s/ RICHARD M. FERRARI
                                        -----------------------------------
                                        Richard M. Ferrari
                                        President and Chief Executive Officer

                                  POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Ferrari and Steve M. Van Dick, jointly and severally, as his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                        TITLE                          DATE
---------                        -----                          ----

 /s/ RICHARD M. FERRARI          President, Chief Executive     January 22, 1999
-----------------------------    Officer and Director*
     Richard M. Ferrari          (Principal Executive
                                 Officer)*

 /s/ STEVE M. VAN DICK           Vice President of Finance      January 22, 1999
-----------------------------    and Administration and
     Steve M. Van Dick           Chief Financial Officer
                                 (Principal Financial and
                                 Accounting Officer)

 /s/ CHARLES S. TAYLOR           Vice President, Chief          January 22, 1999
-----------------------------    Technical Officer and
     Charles S. Taylor           Director*

 /s/ ROBERT C. BELLAS, JR.       Director*                      January 22, 1999
-----------------------------
     Robert C. Bellas, Jr.

 /s/ THOMAS J. FOGARTY, M.D.     Director*                      January 22, 1999
-----------------------------
     Thomas J. Fogarty, M.D.

 /s/ JACK W. LASERSOHN           Director*                      January 22, 1999
-----------------------------
 Jack W. Lasersohn

 /s/ THOMAS C. MCCONNELL         Director*                      January 22, 1999
-----------------------------
     Thomas C. McConnell

 /s/ PHILIP M. YOUNG             Director*                      January 22, 1999
-----------------------------
     Philip M. Young

* The 1998 Employee Stock Purchase Plan is being registered pursuant to this Registration Statement and is subject to administration by the Board of Directors of the Registrant.

                                INDEX TO EXHIBITS


  Exhibit                    Description
---------------------------------------------------------------------------------------
  5.1                        Consent of Wilson Sonsini Goodrich & Rosati, Professional
                             Corporation

 10.2                        1998 Employee Stock Purchase Plan

 23.1                        Consent of PricewaterhouseCoopers L.L.P.,
                             Independent Accountants

 23.2                        Consent of Wilson Sonsini Goodrich & Rosati,
                             Professional Corporation (contained in Exhibit 5.1 hereto)

 24.1                        Power of Attorney (see Page II-4)

-----------------------